EXHIBIT 99.1

Electroglas, Inc. Receives NASDAQ Notice of Non-Compliance

SAN JOSE, Calif., April 11, 2008 (PRIME NEWSWIRE) -- Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and software solutions for the semiconductor industry, today announced that on April 8, 2008, it received a notice from The Nasdaq Stock Market advising that based on the Staff's review of the Company's Quarterly Report on Form 10-Q for the period ended March 1, 2008, the Company's stockholders' equity was $9,217,000. As a result, the Company no longer complies with the $10 million stockholders' equity requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3). This notification has no effect on the listing of Electroglas common stock at this time. The Staff is reviewing the Company's eligibility for continued listing on The Nasdaq Global Market and has invited the Company to make a submission evidencing its ability to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders' equity standard. The Company intends to make the requested submission. In addition, the Company will continue its efforts to maintain and enhance positive cash flow, decrease expenses and operating cash usage and transition the manufacturing of its probers from its facilities in Singapore to Flextronics.

In the event that the Staff determines not to accept the Company's plan of compliance, Nasdaq rules permit Electroglas to request a hearing before a Nasdaq Listing Qualifications Panel. A hearing request will stay any delisting action until such time as the Panel issues its decision following the hearing. In the alternative, should the Staff determine not to accept the Company's plan of compliance, the Company may elect to transfer the listing of its common stock to The Nasdaq Capital Market provided it meets all requirements for continued listing on that market.

About Electroglas

Electroglas is a leading supplier of innovative wafer probers and software solutions for the semiconductor industry. For more than 40 years, Electroglas has helped integrated device manufacturers (IDMs), wafer foundries and outsourced assembly and test (OSAT) suppliers improve the overall effectiveness of semiconductor manufacturers' wafer testing. Headquartered in San Jose, California, the company has shipped more than 16,500 systems worldwide. Electroglas' stock trades on the NASDAQ Global Market under the symbol "EGLS." More information about the company and its products is available at www.electroglas.com.

Safe Harbor Statement

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include statements relating to the continued listing of the Company's common stock on The Nasdaq Global Market, the Company's efforts to maintain and enhance positive cash flow, decrease expenses and operating cash usage and transition the manufacturing of its probers from its facilities in Singapore to Flextronics. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause actual occurrences to differ materially from those anticipated. Such risks include: continued cyclicality in the semiconductor industry; unanticipated product performance failures and the lack of market acceptance of the EG6000 products; unanticipated problems encountered in manufacturing outsourcing and other outsourcing efforts; unanticipated problems with foreign and domestic tax authorities; an unanticipated lack of resources sufficient to invest in selective new wafer prober development programs; the ability to secure additional funding, if needed; the ability to achieve broad market acceptance of existing and future products; and the loss of one or more of our customers. Other risks include the risks set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time with the Securities and Exchange Commission. We caution you not to place undue reliance upon any such forward-looking statements.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

CONTACT:  Electroglas, Inc.
          Tom Brunton
          (408) 528-3000